Exhibit 99.1

Refco Concludes Sale of Domestic Regulated Business to Man Financial

Saturday November 26, 1:51 am ET

NEW YORK, Nov. 26 /PRNewswire-FirstCall/ -- Refco Inc. (OTC: RFXCQ - News) said today it has successfully concluded its sale of substantially all of the assets of Refco's domestic regulated commodity futures business to Man Financial Inc., a wholly owned subsidiary of Man Group plc ("Man").

As anticipated, the sale was consummated shortly after Refco LLC filed a voluntary Chapter 7 petition. The U.S. Bankruptcy Court for the Southern District of New York approved the sale at the request of the Chapter 7 Trustee, Albert Togut, to permit the seamless transfer of customer accounts over the weekend when global markets are closed.

In addition, substantially all of the employees Refco LLC are joining Man.

Kevin Davis, CEO and Chairman of Man Financial, said: "We are delighted that the difficult period since the October 10th announcements has now come to an end. We are confident that the combined strengths of our two companies will ensure that we are in a position to offer our clients an unrivalled service, across a wide variety of products, in every time zone."

For more information, visit http://www.refco.com. For access to Court documents, visit http://www.nysb.uscourts.gov (a PACER account is necessary to access the Court web site).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of the 1995. In this press release, all statements other than statements of historical fact are forward looking statements that involve risks and uncertainties and actual results could differ. These forward-looking statements are based on assumptions that we have made in light of our experience and on our perceptions of historical events, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements have a reasonable basis, you should be aware that numerous factors, including the outcome of the Audit Committee's investigation; our ability to obtain financing arrangement or alternatives; changes in domestic and international market conditions; competition; our ability to attract and retain customers; our relationships with introducing brokers; retention of our management team; our ability to manage our growth or integrate future acquisitions, our exposure to significant credit risks with respect to our customers, international operations and exchange membership requirements, the effectiveness of compliance and risk management methods, potential litigation or investigations, employee or introducing broker misconduct or errors, reputational harm, and changes in capital requirements, could cause actual results to differ materially from our expectations. Because of these factors, we caution that you should no place undue reliance on any of our forward-looking statements. Further, any forward looking statement speaks only as of today. It is impossible for us to predict how new events or developments may affect us. The Company disclaims any intention or obligation to update or revise any forward-looking statements, either to reflect new information or developments or for any other reason.